UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

OPKO Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.

Miami, Florida 33137

(Address of principal executive offices) (Zip Code)

(305) 575-4100

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 17, 2017, a wholly-owned subsidiary of OPKO Health, Inc. (the “Company”), Bio-Reference Laboratories, Inc., a New Jersey corporation (“BRLI”), and certain of its subsidiaries entered into Amendment No. 3 to Credit Agreement (the “Amendment”), which amends that certain Credit Agreement (as amended, the “Credit Agreement”), dated as of November 5, 2015, by and among BRLI, certain of its subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, to permit BRLI and its subsidiaries to dividend cash to the Company in the form of an intercompany loan, in an aggregate amount not to exceed $55,000,000. The other terms of the Credit Agreement remain unchanged.

The foregoing descriptions of the Credit Agreement and the Amendment are only summaries and are qualified in their entirety by references to the terms of the Credit Agreement and the Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

10.1	Credit Agreement, dated as of November 5, 2015, among Bio-Reference Laboratories, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A. (previously filed as exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on February 29, 2016, and incorporated by reference herein).

10.2	Amendment No. 3 to Credit Agreement, dated as of March 17, 2017, among Bio-Reference Laboratories, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Dated: March 23, 2017	By:	/s/ Adam Logal
	Name:	Adam Logal
	Title:	Senior Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement, dated as of November 5, 2015, among Bio-Reference Laboratories, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A. (previously filed as exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on February 29, 2016, and incorporated by reference herein).

10.2	Amendment No. 3 to Credit Agreement, dated as of March 17, 2017, among Bio-Reference Laboratories, Inc. and certain of its subsidiaries and JPMorgan Chase Bank, N.A.

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